Exhibit Q.1 Exhibits:

EXHIBIT E
to the
Investment Advisory Contract

Federated Global Equity
Fund

	For all services
rendered by Adviser
hereunder, the above-named
Fund of the Federated
Equity Funds shall pay to
Adviser and Adviser agrees to
accept as full compensation
for all services rendered
hereunder, an annual
investment advisory fee equal
to 0.90% of the average daily
net assets of the Fund.

	The portion of the
fee based upon the average
daily net assets of the Fund
shall be accrued daily at the
rate of 1/365th of 0.90 of 1%
applied to the daily net assets
of the Fund.

	The advisory fee so
accrued shall be paid to
Adviser daily.

	Witness the due
execution hereof this 1st day
of September, 2010.

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		US_ACTIVE-117769863.1-TLKERR 05/28/2014 8:31 PM